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                                                                 Exhibit 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-11 of our report dated February 21, 2001 relating to the financial statements and financial statement schedule of Developers Diversified Realty Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
February 22, 2002